Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Trustmark Corporation:

We have audited the accompanying consolidated balance sheets of Trustmark Corporation and subsidiaries (the Corporation) as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trustmark Corporation and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 2008, the Corporation changed its method of accounting for fair value measurements effective January 1, 2008, and in 2007, its method of accounting for uncertainty in tax positions effective January 1, 2007, and in 2006, its method of accounting for defined benefit pension and postretirement benefit plans effective December 31, 2006.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Corporation’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 26, 2009, expressed an unqualified opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Jackson, Mississippi
February 26, 2009, except for
Note 19, as to which the date is
November 30, 2009

Consolidated Balance Sheets
($ in thousands except share data)

	December 31,
	2008	2007
Assets
Cash and due from banks (noninterest-bearing)	$257,930	$292,983
Federal funds sold and securities purchased under reverse repurchase agreements	23,401	17,997
Securities available for sale (at fair value)	1,542,841	442,345
Securities held to maturity (fair value: $264,039-2008; $276,631-2007)	259,629	275,096
Loans held for sale	238,265	147,508
Loans	6,722,403	7,040,792
Less allowance for loan losses	94,922	79,851
Net loans	6,627,481	6,960,941
Premises and equipment, net	156,811	151,680
Mortgage servicing rights	42,882	67,192
Goodwill	291,104	291,177
Identifiable intangible assets	23,821	28,102
Other assets	326,744	291,781
Total Assets	$9,790,909	$8,966,802

Liabilities
Deposits:
Noninterest-bearing	$1,496,166	$1,477,171
Interest-bearing	5,327,704	5,392,101
Total deposits	6,823,870	6,869,272
Federal funds purchased and securities sold under repurchase agreements	811,129	460,763
Short-term borrowings	730,958	474,354
Subordinated notes	49,741	49,709
Junior subordinated debt securities	70,104	70,104
Other liabilities	126,641	122,964
Total Liabilities	8,612,443	8,047,166

Commitments and Contingencies

Shareholders' Equity
Preferred stock - authorized 20,000,000 shares
Series A, no par value, (liquidation preference $1,000 per share)
Issued and outstanding: 215,000 shares - 2008	205,126	-
Common stock, no par value:
Authorized: 250,000,000 shares
Issued and outstanding: 57,324,737 shares - 2008;
57,272,408 shares - 2007	11,944	11,933
Capital surplus	139,471	124,161
Retained earnings	836,642	797,993
Accumulated other comprehensive loss,net of tax	(14,717)	(14,451)
Total Shareholders' Equity	1,178,466	919,636
Total Liabilities and Shareholders' Equity	$9,790,909	$8,966,802

See notes to consolidated financial statements.

Consolidated Statements of Income
($ in thousands except per share data)
	Years Ended December 31,
	2008	2007	2006
Interest Income
Interest and fees on loans	$429,681	$500,633	$430,441
Interest on securities:
Taxable	46,161	31,784	41,576
Tax exempt	5,113	6,463	7,172
Interest on federal funds sold and securities purchased under reverse repurchase agreements	502	2,147	1,327
Other interest income	1,822	2,116	2,230
Total Interest Income	483,279	543,143	482,746
Interest Expense
Interest on deposits	139,922	200,375	153,840
Interest on federal funds purchased and securities sold under repurchase agreements	10,393	20,224	20,228
Other interest expense	13,804	21,761	28,107
Total Interest Expense	164,119	242,360	202,175
Net Interest Income	319,160	300,783	280,571
Provision for loan losses	76,412	23,784	(5,938)
Net Interest Income After Provision for Loan Losses	242,748	276,999	286,509
Noninterest Income
Service charges on deposit accounts	53,717	54,179	53,212
Insurance commissions	32,440	35,286	33,871
Wealth management	27,600	25,755	23,183
General banking - other	23,230	24,876	22,867
Mortgage banking, net	26,480	12,024	10,030
Other, net	13,286	10,215	10,043
Securities gains, net	505	112	1,922
Total Noninterest Income	177,258	162,447	155,128
Noninterest Expense
Salaries and employee benefits	171,137	170,722	159,690
Services and fees	38,379	37,259	36,659
Net occupancy - premises	19,508	18,517	17,120
Equipment expense	16,632	16,039	14,899
Other expense	38,063	33,912	32,112
Total Noninterest Expense	283,719	276,449	260,480
Income Before Income Taxes	136,287	162,997	181,157
Income taxes	43,870	54,402	61,884
Net Income	92,417	108,595	119,273
Preferred stock dividends	1,165	-	-
Accretion of discount on preferred stock	188	-	-
Net Income Available to Common Shareholders	$91,064	$108,595	$119,273

Earnings Per Common Share
Basic	$1.59	$1.88	$2.11
Diluted	$1.59	$1.88	$2.09

See notes to consolidated financial statements.

Consolidated Statements of Changes in Shareholders' Equity
($ in thousands except per share data)
						Accumulated
		Common Stock				Other
	Preferred	Shares		Capital	Retained	Comprehensive
	Stock	Outstanding	Amount	Surplus	Earnings	Loss	Total
Balance, January 1, 2006	$-	55,771,459	$11,620	$65,374	$670,231	$(13,312)	$733,913
Comprehensive income:
Net income per consolidated statements of income	-	-	-	-	119,273	-	119,273
Other comprehensive income, net of tax:
Net change in fair value of securities available for sale	-	-	-	-	-	3,095	3,095
Comprehensive income							122,368
Capital accumulation and other postretirement benefit plans, adoption of SFAS No. 158:
Net prior service cost	-	-	-	-	-	874	874
Net loss	-	-	-	-	-	(11,274)	(11,274)
Cash dividends paid ($0.85 per share)	-	-	-	-	(48,634)	-	(48,634)
Common stock issued, long-term incentive plan	-	233,020	49	6,033	-	-	6,082
Common stock issued in business combination	-	3,302,959	688	103,124	-	-	103,812
Compensation expense, long-term incentive plan	-	-	-	3,004	-	-	3,004
Repurchase and retirement of common stock	-	(630,852)	(131)	(18,679)	-	-	(18,810)
Balance, December 31, 2006	-	58,676,586	12,226	158,856	740,870	(20,617)	891,335
Comprehensive income:
Net income per consolidated statements of income	-	-	-	-	108,595	-	108,595
Other comprehensive income, net of tax:
Net change in fair value of securities available for sale	-	-	-	-	-	6,327	6,327
Net change in capital accumulation and other postretirement benefit plans:
Net prior service credit	-	-	-	-	-	(234)	(234)
Net gain	-	-	-	-	-	73	73
Comprehensive income							114,761
Cash dividends paid ($0.89 per share)	-	-	-	-	(51,472)	-	(51,472)
Common stock issued, long-term incentive plan	-	17,575	4	445	-	-	449
Compensation expense, long-term incentive plan	-	-	-	3,422	-	-	3,422
Repurchase and retirement of common stock	-	(1,421,753)	(297)	(38,562)	-	-	(38,859)
Balance, December 31, 2007	-	57,272,408	11,933	124,161	797,993	(14,451)	919,636
Comprehensive income:
Net income per consolidated statements of income	-	-	-	-	92,417	-	92,417
Other comprehensive income, net of tax:
Net change in fair value of securities available for sale	-	-	-	-	-	19,090	19,090
Net change in capital accumulation and other postretirement benefit plans:
Net prior service credit	-	-	-	-	-	(451)	(451)
Net loss	-	-	-	-	-	(18,905)	(18,905)
Comprehensive income							92,151
Issuance of preferred stock and warrant	205,126	-	-	10,062	(188)	-	215,000
Cash dividends paid ($0.92 per share)	-	-	-	-	(53,022)	-	(53,022)
Common stock issued, long-term incentive plan	-	52,329	11	1,312	(558)	-	765
Compensation expense, long-term incentive plan	-	-	-	3,936	-	-	3,936
Balance, December 31, 2008	$205,126	57,324,737	$11,944	$139,471	$836,642	$(14,717)	$1,178,466

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows
($ in thousands)
	Years Ended December 31,
	2008	2007	2006
Operating Activities
Net income	$92,417	$108,595	$119,273
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	76,412	23,784	(5,938)
Depreciation and amortization	26,914	27,763	26,689
Net amortization of securities	1,109	1,552	4,537
Securities gains, net	(505)	(112)	(1,922)
Gains on sales of loans	(6,046)	(6,797)	(6,707)
Deferred income tax (benefit) provision	(17,673)	(5,826)	7,948
Proceeds from sales of loans held for sale	1,350,017	1,221,409	1,157,284
Purchases and originations of loans held for sale	(1,413,152)	(1,263,460)	(1,134,298)
Originations of mortgage servicing rights	(19,515)	(16,723)	(16,678)
Net decrease (increase) in other assets	10,899	(28,603)	(10,892)
Net (decrease) increase in other liabilities	(27,471)	10,524	13,366
Other operating activities, net	39,117	11,821	498
Net cash provided by operating activities	112,523	83,927	153,160

Investing Activities
Proceeds from calls and maturities of securities held to maturity	30,207	17,212	12,037
Proceeds from calls and maturities of securities available for sale	230,021	373,532	306,896
Proceeds from sales of securities available for sale	157,949	62,170	94,650
Purchases of securities held to maturity	(14,833)	-	(12,246)
Purchases of securities available for sale	(1,458,061)	(111,069)	(77,777)
Net (increase) decrease in federal funds sold and securities purchased under reverse repurchase agreements	(5,404)	9,262	102,856
Net decrease (increase) in loans	218,289	(500,919)	(194,095)
Purchases of premises and equipment	(16,861)	(29,784)	(22,514)
Proceeds from sales of premises and equipment	170	1,423	3,631
Proceeds from sales of other real estate	8,289	2,727	3,304
Net cash paid in business combinations	-	-	(78,920)
Net cash (used in) provided by investing activities	(850,234)	(175,446)	137,822

Financing Activities
Net (decrease) increase in deposits	(45,402)	(106,892)	99,376
Net increase (decrease) in federal funds purchased and securities sold under repurchase agreements	350,366	(9,671)	42,104
Net increase (decrease) in short-term borrowings	234,951	198,864	(478,480)
Proceeds from issuance of subordinated notes	-	-	49,677
Proceeds from issuance of junior subordinated debt securities	-	-	61,856
Proceeds from issuance of preferred stock and warrant	215,000	-	-
Common stock dividends	(53,022)	(51,472)	(48,634)
Common stock issued-net, long-term incentive plan	567	439	5,334
Excess tax benefit from stock-based compensation arrangements	198	10	748
Repurchase and retirement of common stock	-	(38,859)	(18,810)
Net cash provided by (used in) financing activities	702,658	(7,581)	(286,829)

(Decrease) increase in cash and cash equivalents	(35,053)	(99,100)	4,153
Cash and cash equivalents at beginning of year	292,983	392,083	387,930
Cash and cash equivalents at end of year	$257,930	$292,983	$392,083

See notes to consolidated financial statements.

Note 1 – Significant Accounting Policies

Business
Trustmark Corporation (Trustmark) is a multi-bank holding company headquartered in Jackson, Mississippi.  Through its subsidiaries, Trustmark operates as a financial services organization providing banking and financial solutions to corporate institutions and individual customers through over 150 offices in Florida, Mississippi, Tennessee and Texas.

Basis of Financial Statement Presentation
The consolidated financial statements include the accounts of Trustmark and all other entities in which Trustmark has a controlling financial interest. All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles.  The preparation of financial statements in conformity with these accounting principles requires Management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.  The allowance for loan losses, fair value accounting for assets and liabilities and contingent liabilities are determined utilizing material estimates that are particularly susceptible to change.

Securities
Securities are classified as either held to maturity, available for sale or trading.  Securities are classified as held to maturity and carried at amortized cost when Management has the positive intent and the ability to hold them until maturity.  Securities to be held for indefinite periods of time are classified as available for sale and carried at fair value, with the unrealized holding gains and losses reported as a component of other comprehensive income, net of tax.  Securities available for sale are used as part of Trustmark’s interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment rates and other factors.  Securities held for resale in anticipation of short-term market movements are classified as trading and are carried at fair value, with changes in unrealized holding gains and losses included in other interest income.  Management determines the appropriate classification of securities at time of purchase. Trustmark currently has no securities classified as trading.

The amortized cost of debt securities classified as securities held to maturity or securities available for sale is adjusted for amortization of premiums and accretion of discounts to maturity over the estimated life of the security using the interest method.  In the case of mortgage related securities, premium and discount are amortized to yield using the retrospective yield method. Such amortization or accretion is included in interest on securities.  Realized gains and losses are determined using the specific identification method and are included in noninterest income as securities gains (losses), net.

Trustmark reviews securities for impairment quarterly. In estimating other-than-temporary impairment losses, Management considers, among other things, the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer and the intent and ability of Trustmark to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans Held for Sale
Primarily, all mortgage loans purchased from wholesale customers or originated in Trustmark’s Retail Banking Division are considered to be held for sale. In certain circumstances, Trustmark will retain a mortgage loan in its portfolio based on banking relationships or certain investment strategies.  Mortgage loans held for sale in the secondary market that are hedged using fair value hedges are carried at estimated fair value on an aggregate basis. Substantially, all mortgage loans held for sale are hedged. These loans are primarily first-lien mortgage loans originated or purchased by Trustmark.   Deferred loan fees and costs are reflected in the basis of loans held for sale and, as such, impact the resulting gain or loss when loans are sold.  Adjustments to reflect fair value and realized gains and losses upon ultimate sale of the loans are recorded in noninterest income in mortgage banking, net.

Government National Mortgage Association (GNMA) optional repurchase programs allow financial institutions to buy back individual delinquent mortgage loans that meet certain criteria from the securitized loan pool for which the institution provides servicing. At the servicer's option and without GNMA's prior authorization, the servicer may repurchase such a delinquent loan for an amount equal to 100 percent of the remaining principal balance of the loan. Under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of SFAS No. 125,” this buy-back option is considered a conditional option until the delinquency criteria are met, at which time the option becomes unconditional. When Trustmark is deemed to have regained effective control over these loans under the unconditional buy-back option, the loans can no longer be reported as sold and must be brought back onto the balance sheet as loans held for sale, regardless of whether Trustmark intends to exercise the buy-back option.  These loans are reported as held for sale in accordance with U.S. generally accepted accounting principles with the offsetting liability being reported as short-term borrowings.  During the two years ended December 31, 2008, Trustmark has not exercised their buy-back option on any delinquent loans serviced for GNMA.  GNMA loans eligible for repurchase totaled $39.5 million at December 31, 2008, $17.9 million at December 31, 2007 and $13.5 million at December 31, 2006.

Loans
Loans are stated at the amount of unpaid principal, adjusted for the net amount of direct costs and nonrefundable loan fees associated with lending.  The net amount of nonrefundable loan origination fees and direct costs associated with the lending process, including commitment fees, is deferred and accreted to interest income over the lives of the loans using a method that approximates the interest method.  Interest on loans is accrued and recorded as interest income based on the outstanding principal balance.

A loan is classified as nonaccrual, and the accrual of interest on such loan is discontinued, when the contractual payment of principal or interest becomes 90 days past due or if Management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing.  A loan may remain on accrual status if it is in the process of collection and well secured.  When a loan is placed on nonaccrual status, unpaid interest is reversed against interest income.  Interest received on nonaccrual loans is applied against principal.  Loans are restored to accrual status when the obligation is brought current or has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

A loan is considered impaired when, based on current information and events, it is probable that Trustmark will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Loans classified as nonaccrual, excluding residential mortgages, consumer and other homogeneous loans, are considered impaired loans. Specific allowances for impaired loans are based on comparisons of the recorded carrying values of the loans to the present value of the estimated cash flows of these loans at each loan's original effective interest rate, the fair value of the collateral or the observable market prices of the loans. The policy for recognizing income on impaired loans is consistent with the nonaccrual policy.

Commercial purpose loans are charged-off when a determination is made that the loan is uncollectible and continuance as a bankable asset is not warranted. Consumer loans secured by residential real estate are generally charged-off or written down when the credit becomes severely delinquent and the balance exceeds the fair value of the property less costs to sell. Non-real estate consumer purpose loans, including both secured and unsecured, are generally charged-off in full no later than when the loan becomes 120 days past due.  Credit card loans are generally charged-off in full when the loan becomes 180 days past due.

Allowance for Loan Losses
The allowance for loan losses is established through provisions for estimated loan losses charged against net income.  Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. This evaluation is inherently subjective, as it requires material estimates, including the amounts and timings of future cash flows expected to be received, and valuation adjustments on impaired loans that may be susceptible to significant changes.

The allowance for loan losses is maintained at a level believed adequate by Management, based on estimated probable losses within the existing loan portfolio.  Trustmark’s allowance for probable loan loss methodology is based on guidance provided in SAB No. 102 as well as on other regulatory guidance.  Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools and specific loss allocations, with adjustments considering environmental factors such as current economic events, industry and geographical conditions and portfolio performance indicators.  The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors, in compliance with the Interagency Policy Statement on the Allowance for Loan and Lease Losses published by the governmental regulating agencies for financial services companies.

Premises and Equipment, Net
Premises and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation is charged to expense over the estimated useful lives of the assets, which are up to thirty-nine years for buildings and three to seven years for furniture and equipment.  Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. In cases where Trustmark has the right to renew the lease for additional periods, the lease term for the purpose of calculating amortization of the capitalized cost of the leasehold improvements is extended when Trustmark is “reasonably assured” that it will renew the lease.  Depreciation and amortization expenses are computed using the straight-line method. Trustmark continually evaluates whether events and circumstances have occurred that indicate that such long-lived assets have become impaired.  Measurement of any impairment of such long-lived assets is based on the fair values of those assets.  There were no impairment losses on premises and equipment recorded during 2008, 2007 or 2006.

Mortgage Servicing Rights
Mortgage servicing rights (MSR) are rights to service mortgage loans for others, whether the loans were acquired through purchase or loan origination.  During 2006, Trustmark adopted SFAS No. 156 which amended SFAS No. 140 and required that all separately recognized servicing assets and liabilities be initially measured at fair value, if practicable.  During 2006, a strategy was implemented which utilized a portfolio of derivative instruments, such as interest rate futures contracts and exchange-traded option contracts, to achieve a return that would substantially offset the changes in fair value of MSR attributable to interest rates.  Changes in the fair value of these derivative instruments are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR.

The fair value of MSR is determined using discounted cash flow techniques benchmarked against third-party valuations.  Estimates of fair value involve several assumptions, including the key valuation assumptions about market expectations of future prepayment rates, interest rates and discount rates. Prepayment rates are projected using an industry standard prepayment model. The model considers other key factors, such as a wide range of standard industry assumptions tied to specific portfolio characteristics such as remittance cycles, escrow payment requirements, geographic factors, foreclosure loss exposure, VA no-bid exposure, delinquency rates and cost of servicing, including base cost and cost to service delinquent mortgages. Prevailing market conditions at the time of analysis are factored into the accumulation of assumptions and determination of servicing value.

Goodwill and Identifiable Intangible Assets
Goodwill, which represents the excess of cost over the fair value of the net assets of an acquired business, is not amortized but tested for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.

Identifiable intangible assets are acquired assets that lack physical substance but can be distinguished from goodwill because of contractual or legal rights or because the assets are capable of being sold or exchanged either on their own or in combination with a related contract, asset or liability.  Trustmark’s identifiable intangible assets primarily relate to core deposits, insurance customer relationships and borrower relationships.  These intangibles, which have definite useful lives, are amortized on an accelerated basis over their estimated useful lives. In addition, these intangibles are evaluated annually for impairment or whenever events and changes in circumstances indicate that the carrying amount should be reevaluated.  Trustmark has also purchased banking charters in order to facilitate its entry into the states of Florida and Texas. These identifiable intangible assets are being amortized on a straight-line method over 20 years.

Other Real Estate Owned
Other real estate owned includes assets that have been acquired in satisfaction of debt through foreclosure.  Other real estate owned is recorded at the lower of cost or estimated fair value less the estimated cost of disposition. Fair value is based on independent appraisals and other relevant factors. Valuation adjustments required at foreclosure are charged to the allowance for loan losses.  Subsequent to foreclosure, losses on the periodic revaluation of the property are charged to net income as other expense.  Costs of operating and maintaining the properties are included in other noninterest expenses, while gains (losses) on their disposition are charged to other income as incurred.  Improvements made to properties are capitalized if the expenditures are expected to be recovered upon the sale of the properties. Other real estate owned is included in other assets in the consolidated balance sheets and totaled $38.6 million and $8.3 million at December 31, 2008 and 2007, respectively.

Federal Home Loan Bank and Federal Reserve Stock
Securities with limited marketability, such as stock in the FRB and the FHLB, are carried at cost and totaled $45.7 million at December 31, 2008 and $38.4 million at December 31, 2007.  Trustmark’s investment in FRB and FHLB stock is included in other assets because these equity securities do not have a readily determinable fair value which places them outside the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

Insurance Commissions
Commission revenue is recognized as of the effective date of the insurance policy or the date the customer is billed, whichever is later.  Trustmark also receives contingent commissions from insurance companies as additional incentive for achieving specified premium volume goals and/or the loss experience of the insurance placed by Trustmark.  Contingent commissions from insurance companies are recognized when determinable, which is generally when such commissions are received or when Trustmark receives data from the insurance companies that allows the reasonable estimation of these amounts.  Trustmark maintains a reserve for commission adjustments based on estimated policy cancellations.  This reserve was not significant at December 31, 2008 or 2007.

Wealth Management
Assets under administration held by Trustmark in a fiduciary or agency capacity for customers are not included in the consolidated balance sheets.  Investment management and trust income is recorded on the cash basis, which approximates the accrual method, in accordance with industry practice.

Derivative Financial Instruments
Trustmark maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings and cash flows caused by interest rate volatility.  Trustmark’s interest rate risk management strategy involves modifying the repricing characteristics of certain assets and liabilities so that changes in interest rates do not adversely affect the net interest margin and cash flows.  Derivative instruments that Trustmark may use as part of its interest rate risk management strategy include interest rate swaps, interest rate floors, interest rate caps, forward contracts and both futures contracts and options on futures contracts.  Interest rate swap contracts are exchanges of interest payments, such as fixed-rate payments for floating-rate payments, based on a common notional amount and maturity date.  Forward contracts are contracts in which the buyer agrees to purchase and the seller agrees to make delivery of a specific financial instrument at a predetermined price or yield.  Futures contracts represent the obligation to buy or sell a predetermined amount of debt subject to the contract’s specific delivery requirements at a predetermined date and a predetermined price.  Options on futures contracts represent the right but not the obligation to buy or sell.  Freestanding derivatives also include derivative transactions entered into for risk management purposes that do not otherwise qualify for hedge accounting.

Under the guidelines of SFAS No. 133, all derivative instruments are required to be recognized as either assets or liabilities and be carried at fair value on the balance sheet. On the date Trustmark enters into a derivative contract, the derivative is designated as either a fair value hedge, cash flow hedge or as a freestanding derivative instrument.  For a fair value hedge, the ineffective portion of changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are recorded in noninterest income.  For a cash flow hedge, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded as a component of accumulated other comprehensive income (loss) within shareholders’ equity and subsequently reclassified to net income in the same period that the hedged transaction impacts net income.  Trustmark does not have any derivatives classified as cash flow hedges at December 31, 2008.  For freestanding derivative instruments, changes in the fair values are reported in noninterest income.

Prior to entering a hedge transaction, Trustmark formally documents the relationship between the hedging instruments and hedged items, as well as the risk management objective and strategy for undertaking various hedge transactions.  This process includes linking all derivative instruments that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific forecasted transactions along with formal assessments at both the inception of the hedge and on an ongoing basis as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item.  If it is determined that the derivative instrument is no longer highly effective as a hedge or if the hedge instrument is terminated, hedge accounting is discontinued, and the adjustment to fair value of the derivative instrument is recorded in net income.

Income Taxes
Trustmark accounts for deferred income taxes using the liability method.  Deferred tax assets and liabilities are based on temporary differences between the financial statement carrying amounts and the tax basis of Trustmark’s assets and liabilities.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.

Stock-Based Compensation
Trustmark accounts for the stock and incentive compensation under the provisions of SFAS No. 123R, “Share-Based Payment,” a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.”  This statement establishes fair value as the measurement objective in accounting for stock awards and requires the application of a fair value based measurement method in accounting for compensation cost, which is recognized over the requisite service period.  Trustmark implemented the provisions of this statement using the modified prospective approach, which applies to new awards, as well as, any previously granted awards outstanding on January 1, 2006.

Statements of Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.  The following table reflects specific transaction amounts for the periods presented ($ in thousands):

	Years Ended December 31,
	2008	2007	2006
Income taxes paid	$56,906	$53,883	$56,309
Interest expense paid on deposits and borrowings	176,456	243,562	196,080
Noncash transfers from loans to foreclosed properties	38,837	8,387	1,969
Assets acquired in business combinations	-	-	647,550
Liabilities assumed in business combinations	-	-	606,696

Per Share Data
Basic earnings per share (EPS) is computed by dividing net income by the weighted-average shares of common stock outstanding.  Diluted EPS is computed by dividing net income by the weighted-average shares of common stock outstanding, adjusted for the effect of potentially dilutive stock awards outstanding during the period.  Weighted-average antidilutive stock awards and common stock warrants for 2008, 2007 and 2006, totaled 1.7 million, 546 thousand and 263 thousand, respectively, and accordingly, were excluded in determining diluted earnings per share.  The following table reflects weighted-average shares used to calculate basic and diluted EPS for the periods presented (in thousands):

	Years Ended December 31,
	2008	2007	2006
Basic shares	57,301	57,709	56,632
Dilutive shares	36	77	465
Diluted shares	57,337	57,786	57,097

Recent Accounting Pronouncements
Accounting Standards Adopted in 2008
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  On January 1, 2008, Trustmark adopted the provisions of SFAF No. 157.  For more information regarding Trustmark’s adoption of SFAS No. 157, please refer to Note 17 – Fair Value which is included elsewhere in this report.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  SFAS No. 159 allows entities the option to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument-by-instrument basis, is typically irrevocable once elected. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, and early application is allowed under certain circumstances. Management elected not to apply the fair value option to any of its assets or liabilities at January 1, 2008.

In June 2007, the EITF reached a consensus on Issue No. 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards.”  EITF 06-11 states that an entity should recognize a realized tax benefit associated with dividends on nonvested equity shares, nonvested equity share units and outstanding equity share options charged to retained earnings as an increase in additional paid in capital.  EITF 06-11 should be applied prospectively to income tax benefits of dividends on equity-classified share-based payment awards that are declared in fiscal years beginning after December 15, 2007.  The adoption of EITF 06-11 did not have a material impact on Trustmark’s balance sheets or results of operations.

In November 2007, the SEC issued SAB No. 109 (SAB 109), “Written Loan Commitments Recorded at Fair Value Through Earnings.” SAB 109 rescinds SAB 105’s prohibition on inclusion of expected net future cash flows related to loan servicing activities in the fair value measurement of a written loan commitment. SAB 109 also applies to any loan commitments for which fair value accounting is elected under SFAS No. 159. SAB 109 is effective prospectively for derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007.  The adoption of SAB 109 did not have a material impact on Trustmark’s balance sheets or results of operations.

New Accounting Standards
For additional information on new accounting standards issued but not effective until after December 31, 2008, please refer to Recent Accounting Pronouncements included in Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Note 2 – Hurricane Katrina

During the third quarter of 2005, immediately following in the aftermath of Hurricane Katrina, Trustmark initiated a process to assess the storm’s impact on its customers and on Trustmark’s consolidated financial statements. At that time, Trustmark identified customers impacted by the storm in an effort to estimate the loss of collateral value and customer payment abilities. In accordance with SFAS No. 5, “Accounting for Contingencies," Trustmark determined, through reasonable estimates, that specific losses were probable and should be reflected in Trustmark’s consolidated financial statements.

Trustmark has continually reevaluated its estimates for probable losses resulting from Hurricane Katrina.  Accordingly, during 2006, Trustmark released allowance for loan losses and recovered mortgage related charges specifically associated with Hurricane Katrina accruals totaling $9.2 million, resulting in an increase to Trustmark’s net income of $5.7 million, or $0.10 per common share.  During 2007, Trustmark reduced its allowance for loan losses by $0.6 million and other reserves by $0.4 million on a pretax basis resulting in an increase to Trustmark’s net income of $0.7 million, or $0.01 per common share. At December 31, 2008, the allowance for loan losses related to possible Hurricane Katrina losses was immaterial.

Note 3 – Business Combinations

On August 25, 2006, Trustmark completed its merger with Houston-based Republic Bancshares of Texas, Inc., (Republic) in a business combination accounted for by the purchase method of accounting.  Trustmark purchased all the outstanding common and preferred shares of Republic for approximately $205.3 million.  The purchase price includes approximately 3.3 million in common shares of Trustmark valued at $103.8 million, $100.0 million in cash and $1.5 million in acquisition-related costs.  The purchase price allocations were finalized during 2007 and included adjustments related to various acquisition related expenses and finalization of Republic’s short-period income tax return.  At August 25, 2006, Republic had assets consisting of $21.1 million in cash and due from banks, $64.5 million in federal funds sold, $76.5 million in securities, $458.0 million in loans, $9.0 million in premises and equipment and $19.2 million in other assets, as well as deposits of $593.3 million and borrowings and other liabilities of $14.2 million.  These assets and liabilities have been recorded at estimated fair value based on market conditions and risk characteristics at the acquisition date.  Excess costs over tangible net assets acquired totaled $173.8 million, of which $19.3 million has been allocated to core deposits, $690 thousand to borrower relationships and $153.8 million to goodwill.

Trustmark’s financial statements include the results of operations for the above purchase business combination from the merger date.  The pro forma impact of this acquisition on Trustmark’s results of operations was immaterial.

Note 4 – Cash and Due from Banks

Trustmark is required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits.  The average amounts of those reserves for the years ended December 31, 2008 and 2007, were $4.8 million and $2.3 million, respectively.

Note 5 – Securities Available for Sale and Held to Maturity

A summary of the amortized cost and estimated fair value of securities available for sale and held to maturity at December 31, 2008 and 2007, follows ($ in thousands):

	Securities Available for Sale				Securities Held to Maturity
		Gross	Gross	Estimated		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
2008	Cost	Gains	(Losses)	Value	Cost	Gains	(Losses)	Value
U.S. Treasury and other U.S Government agencies	$31,323	$569	$-	$31,892	$-	$-	$-	$-
Obligations of states and political subdivisions	98,323	932	(602)	98,653	102,901	2,764	(524)	105,141
Mortgage-backed securities	1,375,176	29,273	(23)	1,404,426	156,728	2,171	(1)	158,898
Corporate debt	8,254	-	(384)	7,870	-	-	-	-
Total	$1,513,076	$30,774	$(1,009)	$1,542,841	$259,629	$4,935	$(525)	$264,039

2007
U.S. Treasury and other U.S.Government agencies	$8,005	$18	$-	$8,023	$-	$-	$-	$-
Obligations of states and political subdivisions	45,704	363	(48)	46,019	114,497	2,633	(263)	116,867
Mortgage-backed securities	318,815	723	(1,771)	317,767	160,473	132	(971)	159,634
Corporate debt	70,971	62	(497)	70,536	-	-	-	-
Other securities	-	-	-	-	126	4	-	130
Total	$443,495	$1,166	$(2,316)	$442,345	$275,096	$2,769	$(1,234)	$276,631

Temporarily Impaired Securities
The primary components that determine a security's fair value are its coupon rate, maturity and credit characteristics.  When the fair value of a security falls below amortized cost it becomes temporarily impaired with an unrealized loss.  The table below includes securities with unrealized losses at December 31, 2008, and December 31, 2007, respectively, segregated by length of impairment ($ in thousands):

	Less than 12 Months		12 Months or More		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

2008
U.S. Treasury and other U.S. Government agencies	$-	$-	$-	$-	$-	$-
Obligations of states and political subdivisions	10,522	675	4,057	451	14,579	1,126
Mortgage-backed securities	861	23	276	1	1,137	24
Corporate debt	7,870	384	-	-	7,870	384
Total	$19,253	$1,082	$4,333	$452	$23,586	$1,534

2007
U.S. Treasury and other U.S. Government agencies	$-	$-	$-	$-	$-	$-
Obligations of states and political subdivisions	206	1	21,629	310	21,835	311
Mortgage-backed securities	-	-	403,990	2,742	403,990	2,742
Corporate debt	-	-	58,103	497	58,103	497
Other securities	-	-	-	-	-	-
Total	$206	$1	$483,722	$3,549	$483,928	$3,550

The unrealized losses shown above are primarily due to increases in market interest rates over the yields available at the time of purchase of the underlying securities. The fair value is expected to recover as the bonds approach their maturity date or if market yields for such investments decline.  Management does not believe any of the securities are impaired due to reasons of credit quality.  In addition, Management has the ability and intent to hold the securities for a period of time sufficient for a recovery of costs.  Accordingly, as of December 31, 2008, Management believes the impairment detailed in the table above is temporary, and consequently, no impairment loss has been realized.

Security Gains and Losses
Gross gains as a result of calls and dispositions of securities available for sale were $439 thousand in 2008, $23 thousand in 2007 and $1.9 million in 2006. During 2008, gross losses on calls and dispositions of these securities were $37 thousand, while there were $4 thousand in 2007 and $43 thousand realized in 2006.  During 2008, 2007 and 2006, there were no sales of securities held to maturity.  Gross gains of $103 thousand were realized in 2008, while gross gains of $93 thousand and $24 thousand were realized in 2007 and 2006, respectively, on calls of securities held to maturity.

Securities Pledged
Securities with a carrying value of $1.7 billion and $0.6 billion at December 31, 2008 and 2007, respectively, were pledged to collateralize public deposits and securities sold under agreements to repurchase and for other purposes as permitted by law.  Of the amount pledged at December 31, 2008, $407.9 million was pledged to the Discount Window to provide additional contingency funding capacity.  At year end, these securities were not required to collateralize any borrowings from the FRB.

Contractual Maturities
The amortized cost and estimated fair value of securities available for sale and held to maturity at December 31, 2008, by contractual maturity, are shown below ($ in thousands).  Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities		Securities
	Available for Sale		Held to Maturity
		Estimated		Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due in one year or less	$57,424	$57,471	$12,789	$12,936
Due after one year through five years	32,406	32,534	29,056	29,635
Due after five years through ten years	40,924	41,770	44,884	46,401
Due after ten years	7,146	6,640	16,172	16,169
	137,900	138,415	102,901	105,141
Mortgage-backed securities	1,375,176	1,404,426	156,728	158,898
Total	$1,513,076	$1,542,841	$259,629	$264,039

Note 6 – Loans and Allowance for Loan Losses

At December 31, 2008 and 2007, loans consisted of the following ($ in thousands):

	2008	2007
Real estate loans:
Construction, development and other land loans	$1,028,788	$1,194,940
Secured by 1- 4 family residential properties	1,524,061	1,694,757
Secured by nonfarm, nonresidential properties	1,422,658	1,325,379
Other	186,915	167,610
Loans to finance agricultural production and other loans to farmers	18,641	23,692
Commercial and industrial loans	1,305,938	1,283,014
Consumer loans	895,046	1,087,337
Obligations of states and political subdivisions	270,599	228,330
Other loans	69,757	35,733
Loans	6,722,403	7,040,792
Less allowance for loan losses	94,922	79,851
Net loans	$6,627,481	$6,960,941

Trustmark does not have any loan concentrations other than those reflected in the preceding table, which exceed 10% of total loans.  At December 31, 2008, Trustmark's geographic loan distribution was concentrated primarily in its Florida, Mississippi, Tennessee and Texas markets.

Changes in the allowance for loan losses were as follows ($ in thousands):

	2008	2007	2006

Balance at January 1,	$79,851	$72,098	$76,691
Provision charged to expense	76,412	23,784	(5,938)
Loans charged off	(71,767)	(26,790)	(14,938)
Recoveries	10,426	10,759	10,966
Net charge-offs	(61,341)	(16,031)	(3,972)
Allowance of acquired bank	-	-	5,317
Balance at December 31,	$94,922	$79,851	$72,098

At December 31, 2008 and 2007, the carrying amounts of nonaccrual loans, which are considered for impairment in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” were $114.0 million and $65.2 million, respectively. When a loan is deemed to be impaired, the full difference between the carrying amount of the loan and the most likely estimate of the assets net realizable value is charged-off and, as such, the impaired loan has no specific allowance for loan loss reserves.  At December 31, 2008 and 2007, specifically evaluated impaired loans totaled $56.9 million and $6.5 million, respectively.  The average carrying amounts of specifically evaluated impaired loans for 2008, 2007 and 2006 were $33.6 million, $8.6 million and $8.0 million, respectively.  For 2008, specific charge-offs related to impaired loans totaled $31.6 million while the provisions charged to net income totaled $21.0 million. Loans with specific charge-offs in 2008 also had a portion of the provisions charged to net income during 2007. For 2007, charge-offs related to specifically evaluated impaired loans and provisions charged to net income were $3.5 million and $2.0 million, respectively.  For 2006, specific charge-offs and provisions charged to net income related to impaired loans were immaterial.

At December 31, 2008 and 2007, nonaccrual loans, not specifically impaired and written down to net realizable value, totaled $57.1 million and $58.7 million, respectively.  In addition, these nonaccrual loans had allocated allowance for loan losses of $12.0 million and $12.5 million at the end of the respective periods. No material interest income was recognized in the income statement on impaired or nonaccrual loans for each of the years in the three-year period ended December 31, 2008.

Loans past due 90 days or more totaled $23.2 million and $16.7 million at December 31, 2008, and December 31, 2007, respectively. Included in these amounts are $18.1 million and $11.8 million, respectively, of serviced loans eligible for repurchase which are fully guaranteed by GNMA.

Trustmark makes loans in the normal course of business to certain executive officers and directors, including their immediate families and companies in which they are principal owners.  Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectability at the time of the transaction.  At December 31, 2008 and 2007, total loans to these borrowers were $136.9 million and $131.1 million, respectively.  During 2008, $387.8 million of new loan advances were made, while repayments were $382.1 million, as well as increases from changes in executive officers and directors of $97 thousand.

Note 7 – Premises and Equipment, Net

At December 31, 2008 and 2007, premises and equipment are summarized as follows ($ in thousands):

	2008	2007
Land	$39,712	$39,822
Buildings and leasehold improvements	148,932	144,558
Furniture and equipment	138,549	131,877
Total cost of premises and equipment	327,193	316,257
Less accumulated depreciation and amortization	170,382	164,577
Premises and equipment, net	$156,811	$151,680

Note 8 – Mortgage Banking

Mortgage Servicing Rights
The activity in MSR is detailed in the table below ($ in thousands):

	2008	2007
Balance at beginning of period	$67,192	$69,272
Origination of servicing assets	23,038	18,880
Disposals	(3,523)	(2,157)
Change in fair value:
Due to market changes	(34,838)	(9,460)
Due to runoff	(8,987)	(9,343)
Balance at end of period	$42,882	$67,192

In the determination of the fair value of MSR at the date of securitization, certain key economic assumptions are made.  At December 31, 2008, the fair value of MSR included an assumed average prepayment speed of 24.68 CPR and an average discount rate of 10.53%.

Mortgage Loans Sold
During 2008 and 2007, Trustmark sold $1.3 billion and $1.2 billion of residential mortgage loans in securitization transactions, respectively.  Pretax gains on these sales were recorded in mortgage banking noninterest income and totaled $6.0 million in 2008, $5.4 million in 2007 and $4.6 million in 2006.  Trustmark receives annual servicing fee income approximating 0.33% of the outstanding balance of the underlying loans.  Trustmark's total mortgage loans serviced for others totaled $5.0 billion at December 31, 2008 compared with $4.6 billion at December 31, 2007. The investors and the securitization trusts have no recourse to the assets of Trustmark for failure of debtors to pay when due.

Note 9 – Goodwill and Identifiable Intangible Assets

Goodwill
The changes in the carrying amount of goodwill by segment for the years ended December 31, 2008, 2007 and 2006, are as follows ($ in thousands):

	General
	Banking	Insurance	Total
Balance as of January 1, 2006	$92,927	$44,441	$137,368
Additions from business combination	152,995	-	152,995
Balance as of December 31, 2006	245,922	44,441	290,363
Purchase accounting adjustments	814	-	814
Balance as of December 31, 2007	246,736	44,441	291,177
Purchase accounting adjustments	-	(73)	(73)
Balance as of December 31, 2008	$246,736	$44,368	$291,104

Trustmark's General Banking segment delivers a full range of banking services to consumer, corporate, small and middle-market businesses through its extensive branch network.  The Insurance segment includes Trustmark National Bank's (TNB) wholly-owned retail insurance subsidiaries that offer a diverse mix of insurance products and services.  Trustmark performed an impairment test of goodwill during 2008, 2007 and 2006, which indicated that no impairment charge was required.  At December 31, 2008, Trustmark performed an additional impairment analysis due to recent changes in market conditions for the financial services industry and also concluded that no impairment charge was required.

Identifiable Intangible Assets
At December 31, 2008 and 2007, identifiable intangible assets consisted of the following ($ in thousands):

	2008			2007
	Gross Carrying	Accumulated	Net Carrying	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount

Core deposit intangibles	$44,408	$28,506	$15,902	$44,408	$25,437	$18,971
Insurance intangibles	11,693	5,295	6,398	11,693	4,212	7,481
Banking charters	1,325	347	978	1,325	281	1,044
Borrower relationship intangible	690	147	543	690	84	606
Total	$58,116	$34,295	$23,821	$58,116	$30,014	$28,102

In 2008, 2007 and 2006, Trustmark recorded $4.3 million, $4.9 million and $3.9 million, respectively, of amortization of identifiable intangible assets.  Trustmark estimates that amortization expense for identifiable intangible assets will be $3.9 million in 2009, $3.4 million in 2010, $3.0 million in 2011, $2.6 million in 2012 and $2.4 million in 2013.  Fully amortized intangibles are excluded from the table above.

The following table illustrates the carrying amounts and weighted-average amortization periods of identifiable intangible assets ($ in thousands):

	2008
	Net Carrying Amount	Weighted-Average Amortization Period in Years

Core deposit intangibles	$15,902	11.3
Insurance intangibles	6,398	15.0
Banking charters	978	20.0
Borrower relationship intangible	543	11.0
Total	$23,821	12.2

Note 10 – Deposits

At December 31, 2008 and 2007, deposits consisted of the following ($ in thousands):

	2008	2007
Noninterest-bearing demand deposits	$1,496,166	$1,477,171
Interest-bearing demand	1,128,426	1,210,817
Savings	1,658,255	1,577,198
Time	2,541,023	2,604,086
Total	$6,823,870	$6,869,272

The maturities on outstanding time deposits of $100,000 or more at December 31, 2008 and 2007 are as follows ($ in thousands):

	2008	2007
3 months or less	$436,500	$356,114
Over 3 months through 6 months	243,691	283,136
Over 6 months through 12 months	307,841	286,496
Over 12 months	95,124	103,497
Total	$1,083,156	$1,029,243

The maturities of interest-bearing deposits at December 31, 2008, are as follows ($ in thousands):

2009	$2,264,597
2010	217,669
2011	27,810
2012	21,668
2013 and thereafter	9,279
Total time deposits	2,541,023
Interest-bearing deposits with no stated maturity	2,786,681
Total interest-bearing deposits	$5,327,704

Note 11 - Borrowings

Short-Term Borrowings
At December 31, 2008 and 2007, short-term borrowings consisted of the following ($ in thousands):

	2008	2007
FHLB advances	$450,000	$375,000
TAF borrowings	200,000	-
Serviced GNMA loans eligible for repurchase	39,539	17,886
Treasury tax and loan note option account	17,078	50,000
Line of credit payable	-	7,000
Other	24,341	24,468
Total short-term borrowings	$730,958	$474,354

Trustmark has received advances from the FHLB, which are classified as short-term and are collateralized by a blanket lien on Trustmark’s single-family, multi-family, home equity and commercial mortgage loans.  These advances have a weighted-average remaining maturity of 10 days with a weighted-average cost of 0.81%.  All advances have fixed rates and range from $50.0 million to $75.0 million with interest rates ranging from 0.80% to 0.85%.  Interest expense on short-term FHLB advances totaled $4.7 million in 2008, $9.6 million in 2007 and $16.2 million in 2006. At December 31, 2008, Trustmark had $1.4 billion available in additional borrowing capacity from the FHLB.

During 2008, Trustmark also utilized the Term Auction Facility (TAF) program established by the Board of Governors of the Federal Reserve System (Federal Reserve) as an alternative source of short-term borrowings for banks.  The TAF was designed to address pressures in short-term funding markets. Under the TAF, the Federal Reserve auctions term funds to depository institutions with maturities of 28 or 84 days. All depository institutions that are eligible to borrow under the primary credit program are eligible to participate in TAF auctions. At December 31, 2008, Trustmark had $200 million outstanding in TAF borrowings.  These borrowings have a weighted-average remaining maturity of 35 days with a weighted-average cost of 0.35%.  Both borrowings from the TAF program are $100 million and have fixed rates ranging from 0.28% to 0.42%.  Interest expense on TAF borrowings totaled $46 thousand in 2008. All TAF credit is fully collateralized; however, the aggregate sum of all outstanding advances for which the remaining term to maturity is greater than 28 days shall not exceed 75% of the collateral value of the collateral available to secure such advances.  At December 31, 2008, Trustmark had additional TAF capacity ranging from $518.3 million to $691.0 million depending on the term to maturity of the advances.

Trustmark participates in the Treasury Investment Program through its involvement as a treasury tax and loan note option depository.  Note option depositories hold onto tax-based deposits in an open-ended interest-bearing note until the Treasury withdraws or “calls” the funds. As a note option depository, Trustmark derives two major benefits from this program.  First, the interest rate that the Treasury charges is 25 basis points below the Federal Funds rate.  Secondly, involvement with this program provides Trustmark with a ready source of liquidity.  Trustmark retains the use of customers’ tax deposits as the primary source of funds under this program but also participates in the direct investment program which represents cash balances in excess of those needed by the Treasury for current expenditures and financing activity.  Trustmark has an established pre-approved limit of $50 million in funds they will hold in the direct investment program which requires a pledge of collateral up to the pre-established limit.

During the third quarter of 2008, Trustmark repaid the $7.0 million outstanding on a $50.0 million revolving line of credit facility and terminated the agreement.  At December 31, 2007, the outstanding balance of this credit facility was $7.0 million.

Subordinated Notes Payable
During 2006, TNB issued $50.0 million aggregate principal amount of Subordinated Notes (the Notes) due December 15, 2016.  At December 31, 2008, the carrying amount of the Notes was $49.7 million.  The Notes have not been, and are not required to be, registered with the Securities and Exchange Commission under the Securities Act of 1933 (Securities Act), as amended.  The Notes were sold pursuant to the terms of regulations issued by the Office of the Comptroller of the Currency (OCC) and in reliance upon an exemption provided by the Securities Act.  The Notes bear interest at the rate of 5.673% per annum from December 13, 2006, until the principal of the Notes has been paid in full.  Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2007, and through the date of maturity. The Notes are unsecured and subordinate and junior in right of payment to TNB’s obligations to its depositors, its obligations under bankers’ acceptances and letters of credit, its obligations to any Federal Reserve Bank or the FDIC and its obligations to its other creditors, and to any rights acquired by the FDIC as a result of loans made by the FDIC to TNB.  The Notes, which are not redeemable prior to maturity, qualify as Tier 2 capital for both TNB and Trustmark. Proceeds from the sale of the Notes were used for general corporate purposes.

Junior Subordinated Debt Securities
On August 18, 2006, Trustmark completed a private placement of $60.0 million of trust preferred securities through a newly formed Delaware trust affiliate, Trustmark Preferred Capital Trust I, (the Trust).  The trust preferred securities mature September 30, 2036, are redeemable at Trustmark’s option beginning after five years and bear interest at a variable rate per annum equal to the three-month LIBOR plus 1.72%.  Under applicable regulatory guidelines, these trust preferred securities qualify as Tier 1 capital.

The proceeds from the sale of the trust preferred securities were used by the Trust to purchase $61.856 million in aggregate principal amount of Trustmark’s junior subordinated debentures.  The net proceeds to Trustmark from the sale of the Notes to the Trust were used to finance its merger with Republic Bancshares of Texas, Inc.

The debentures were issued pursuant to a Junior Subordinated Indenture, dated August 18, 2006, between Trustmark, as issuer, and Wilmington Trust Company, as trustee.  Like the trust preferred securities, the debentures bear interest at a variable rate per annum equal to the three-month LIBOR plus 1.72% and mature on September 30, 2036.  The debentures may be redeemed at Trustmark’s option at anytime on or after September 30, 2011 or at anytime upon certain events, such as a change in the regulatory capital treatment of the debentures, the Trust being deemed an investment company or the occurrence of certain adverse tax events.  The interest payments by Trustmark will be used to pay the quarterly distributions payable by the Trust to the holder of the trust preferred securities.  However, so long as no event of default has occurred under the debentures, Trustmark may defer interest payments on the debentures (in which case the Trust will also defer distributions otherwise due on the trust preferred securities) for up to 20 consecutive quarters.

The debentures are subordinated to the prior payment of any other indebtedness of Trustmark that, by its terms, is not similarly subordinated.  The trust preferred securities are recorded as a long-term liability on Trustmark’s balance sheet; however, for regulatory purposes the trust preferred securities are treated as Tier 1 capital under rulings of the Federal Reserve Board, Trustmark’s primary federal regulatory agency.

Trustmark also entered into a Guarantee Agreement, dated August 18, 2006, pursuant to which it has agreed to guarantee the payment by the Trust of distributions on the trust preferred securities and the payment of principal of the trust preferred securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or principal of the trust preferred securities after having received interest payments or principal payments on the Notes from Trustmark for the purpose of paying those distributions or the principal amount of the trust preferred securities.

In addition, pursuant to the acquisition of Republic Bancshares of Texas, Inc., on August 25, 2006, Trustmark assumed the liability for $8.248 million in junior subordinated debt securities issued to Republic Bancshares Capital Trust I (Republic Trust), also a Delaware trust.  Republic Trust used the proceeds from the issuance of $8.0 million in trust preferred securities to acquire the junior subordinated debt securities.  Both the trust preferred securities and the junior subordinated debt securities mature on January 7, 2033, and were callable at the option of Trustmark, in whole or in part, on January 7, 2008.  Both the trust preferred securities and junior subordinated debt securities bear interest at a variable rate per annum equal to the three-month LIBOR plus 3.35%.  Under applicable regulatory guidelines, these trust preferred securities qualify as Tier 1 capital.

As defined in applicable accounting standards, both Trustmark Preferred Capital Trust I and Republic Bancshares Capital Trust I, wholly-owned subsidiaries of Trustmark, are considered variable interest entities for which Trustmark is not the primary beneficiary.  Accordingly, the accounts of both trusts are not included in Trustmark’s consolidated financial statements.

At December 31, 2008, and December 31, 2007, total combined assets for the Trust and Republic Trust totaled $70.1 million resulting from their investment in subordinated debentures issued by Trustmark.  Combined liabilities and shareholder’s equity also totaled $70.1 million, resulting from the issuance of trust preferred securities in the amount of $68.0 million, as well as $2.1 million in common securities issued to Trustmark.  During 2008, combined net income equaled $116.4 thousand resulting from interest income from junior subordinated debt securities issued by Trustmark to the Trust and Republic Trust compared with $155.9 thousand during 2007.  Dividends issued to Trustmark during 2008 totaled $ 116.4 thousand compared to $155.9 thousand during 2007.

Note 12 – Income Taxes

The income tax provision included in the statements of income is as follows ($ in thousands):

Current	2008	2007	2006
Federal	$52,891	$51,729	$46,503
State	8,652	8,499	7,433
Deferred
Federal	(15,360)	(5,067)	6,919
State	(2,313)	(759)	1,029
Income tax provision	$43,870	$54,402	$61,884

The income tax provision differs from the amount computed by applying the statutory federal income tax rate of 35% to income before income taxes as a result of the following ($ in thousands):

	2008	2007	2006
Income tax computed at statutory tax rate	$47,700	$57,049	$63,405
Tax exempt interest	(4,791)	(5,027)	(5,272)
Nondeductible interest expense	457	679	552
State income taxes, net	4,120	5,031	5,500
Income tax credits	(3,372)	(2,185)	(1,847)
Other	(244)	(1,145)	(454)
Income tax provision	$43,870	$54,402	$61,884

Temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities gave rise to the following net deferred tax assets at December 31, 2008 and 2007, which are included in other assets ($ in thousands):

Deferred tax assets	2008	2007
Allowance for loan losses	$36,308	$30,543
Pension and other postretirement benefit plans	23,003	16,024
Other real estate	6,976	878
Stock-based compensation	4,612	3,416
Deferred compensation	3,501	4,604
Mortgage servicing rights	2,180	-
Unrealized losses on securities available for sale	-	440
Other	6,297	5,358
Gross deferred tax asset	82,877	61,263

Deferred tax liabilities
Goodwill and other identifiable intangibles	15,217	15,279
Premises and equipment	12,220	10,730
Unrealized gains on securities available for sale	11,385	-
Securities	5,042	4,956
Mortgage servicing rights	-	8,431
Other	2,565	2,412
Gross deferred tax liability	46,429	41,808
Net deferred tax asset	$36,448	$19,455

Trustmark has evaluated the need for a valuation allowance and, based on the weight of the available evidence, has determined that it is more likely than not that all deferred tax assets will be realized.

The following table provides a summary of the changes during the 2008 calendar year in the amount of unrecognized tax benefits that are included in income taxes payable on the consolidated balance sheet ($ in thousands):

Balance at January 1, 2008	$1,174

Increases due to tax positions taken during the current year	591
Increases due to tax positions taken during the prior year	300
Decreases due to tax positions taken during a prior year	(140)
Decreases due to settlements with taxing authorities during the current year	(121)
Decreases due to the lapse of applicable statute of limitations during the current year	(255)

Balance at December 31, 2008	$1,549

Accrued interest, net of federal benefit, at December 31, 2008	$194

Unrecognized tax benefits that would impact the effective tax rate, if recognized, at December 31, 2008	$1,209

Interest and penalties related to unrecognized tax benefits, if any, are recorded in income tax expense.  With limited exception, Trustmark is no longer subject to U.S. federal, state and local audits by tax authorities for 2002 and earlier tax years.  Trustmark does not anticipate a significant change to the total amount of unrecognized tax benefits within the next twelve months.

Note 13 – Defined Benefit and Other Postretirement Benefits

Capital Accumulation Plan
Trustmark maintains a noncontributory defined benefit plan (Trustmark Capital Accumulation Plan) which covers substantially all associates employed prior to January 1, 2007. The plan provides retirement benefits that are based on the length of credited service and final average compensation, as defined in the plan and vest upon three years of service.  The following tables present information regarding the plan's benefit obligation, plan assets, funded status of the plan, amounts recognized in accumulated other comprehensive loss, net periodic benefit cost and other statistical disclosures ($ in thousands):

	December 31,
	2008	2007
Change in benefit obligation
Benefit obligation, beginning of year	$84,868	$82,340
Service cost	1,645	1,306
Interest cost	4,936	4,697
Actuarial loss	1,163	1,981
Benefits paid	(5,427)	(5,456)
Prior service cost due to amendment	223	-
Benefit obligation, end of year	$87,408	$84,868

Change in plan assets
Fair value of plan assets, beginning of year	$79,402	$77,868
Actual return on plan assets	(24,567)	6,990
Employer contributions	17,500	-
Benefit payments	(5,427)	(5,456)
Fair value of plan assets, end of year	$66,908	$79,402

Funded status at end of year - net liability	$(20,500)	$(5,466)

Amounts recognized in accumulated other comprehensive loss
Net loss	$46,400	$16,936
Prior service credits	(2,015)	(2,747)
Amounts recognized	$44,385	$14,189

	Years Ended December 31,
	2008	2007	2006
Net periodic benefit cost
Service cost	$1,645	$1,306	$2,404
Interest cost	4,936	4,697	4,432
Expected return on plan assets	(5,593)	(5,290)	(5,238)
Amortization of prior service cost	(510)	(510)	(376)
Recognized net actuarial loss	1,859	2,254	2,461
Net periodic benefit cost	$2,337	$2,457	$3,683

Other changes in plan assets and benefit obligation recognized in other comprehensive loss, before taxes
Net loss (gain)	$29,464	$(1,973)	$18,909
Prior service cost	223	-	(3,257)
Amortization of prior service cost	510	510	-
Total recognized in other comprehensive loss	$30,197	$(1,463)	$15,652

Total recognized in net periodic benefit cost and other comprehensive loss	$32,534	$994	$19,335

Weighted-average assumptions as of end of year
Discount rate for benefit obligation	6.00%	6.00%	6.00%
Discount rate for net periodic benefit cost	6.00%	6.00%	5.75%
Expected long-term return on plan assets	8.00%	8.00%	8.00%
Rate of compensation increase	4.00%	4.00%	4.00%

Capital Accumulation Plan Assets
Trustmark's pension plan weighted-average asset allocations at December 31, 2008 and 2007, by asset category are as follows:

	2008	2007
Cash and cash equivalents	39.9%	2.0%
Fixed income securities	-	14.9%
Equity mutual funds	53.7%	75.5%
Fixed income hedge fund	6.4%	7.6%
Total	100.0%	100.0%

The strategic objective of the plan focuses on capital growth with moderate income.  The plan is managed on a total return basis with the return objective set as a reasonable actuarial rate of return on plan assets net of investment management fees.  Moderate risk is assumed given the average age of plan participants and the need to meet the required rate of return.  Equity and fixed income securities are utilized to allow for capital appreciation while fully diversifying the portfolio with more conservative fixed income investments.  The target asset allocation range for the portfolio is 0-10% Cash and Cash Equivalents, 10-30% Fixed Income, 30-55% Domestic Equity, 10-30% International Equity and 0-20% Other Investments.  Changes in allocations are a result of tactical asset allocation decisions and fall within the aforementioned percentage range for each major asset class.  At December 31, 2008, the balance held in cash and cash equivalents includes a temporary short-term investment, which is the result of a $17.5 million company contribution made in late December.  During the first quarter of 2009, this balance will be redistributed among other investments to realign according to policy guidelines.

Trustmark selects the expected long-term rate-of-return-on-assets assumption in consultation with its investment advisors and actuary.  This rate is intended to reflect the average rate of earnings expected to be earned on the funds invested or to be invested to provide plan benefits.  Historical performance is reviewed, especially with respect to real rates of return (net of inflation), for the major asset classes held or anticipated to be held by the trust and for the trust itself.  Undue weight is not given to recent experience that may not continue over the measurement period, with higher significance placed on current forecasts of future long-term economic conditions.

Because assets are held in a qualified trust, anticipated returns are not reduced for taxes.  Further, solely for this purpose, the plan is assumed to continue in force and not terminate during the period in which assets are invested.  However, consideration is given to the potential impact of current and future investment policy, cash flow into and out of the trust and expenses (both investment and non-investment) typically paid from plan assets (to the extent such expenses are not explicitly estimated within periodic cost).

Contributions
The acceptable range of contributions to the plan is determined each year by the plan's actuary.  Trustmark's policy is to fund amounts allowable for federal income tax purposes.  For 2008, the minimum required contribution was zero; however, due to a sharp decline in the value of pension assets, Trustmark made a voluntary contribution to the plan in the amount of $17.5 million in the fourth quarter. The 2009 minimum required contribution is expected to be zero.  The actual amount of the contribution will be determined based on the plan's funded status and return on plan assets as of the measurement date, which is December 31.

Estimated Future Benefit Payments and Other Disclosures
The following plan benefit payments, which reflect expected future service, are expected to be paid ($ in thousands):

Year	Amount
2009	$9,897
2010	7,869
2011	8,388
2012	7,840
2013	7,164
2014-2018	31,012

Amounts in accumulated other comprehensive loss expected to be recognized as components of net periodic benefit cost during 2009 include a loss of $3.5 million and prior service credit of $482 thousand.  No amounts related to transition assets or liabilities are expected to be recognized and no plan assets are expected to be returned during 2009.

Supplemental Retirement Plan
Trustmark maintains a non-qualified supplemental retirement plan covering directors that elect to defer fees, key executive officers and senior officers.  The plan provides for defined death benefits and/or retirement benefits based on a participant's covered salary.  Trustmark has acquired life insurance contracts on the participants covered under the plan, which may be used to fund future payments under the plan.  The measurement date for the plan is December 31. The following tables present information regarding the plan's benefit obligation, plan assets, funded status of the plan, amounts recognized in accumulated other comprehensive loss, net periodic benefit cost and other statistical disclosures ($ in thousands):

	December 31,
	2008	2007
Change in benefit obligation
Benefit obligation, beginning of year	$34,482	$31,013
Service cost	1,167	1,296
Interest cost	2,091	1,815
Actuarial loss	1,398	1,949
Benefits paid	(1,523)	(1,599)
Prior service cost due to amendment	146	8
Benefit obligation, end of year	$37,761	$34,482

Change in plan assets
Fair value of plan assets, beginning of year	$-	$-
Actual return on plan assets	-	-
Employer contributions	1,523	1,599
Benefit payments	(1,523)	(1,599)
Fair value of plan assets, end of year	$-	$-

Funded status at end of year - net liability	$(37,761)	$(34,482)

Amounts recognized in accumulated other comprehensive loss
Net loss	$7,504	$6,352
Prior service cost	1,708	1,710
Amounts recognized	$9,212	$8,062

	Years Ended December 31,
	2008	2007	2006
Net periodic benefit cost
Service cost	$1,167	$1,296	$1,599
Interest cost	2,091	1,815	1,651
Amortization of prior service cost	148	139	139
Recognized net actuarial loss	246	94	148
Net periodic benefit cost	$3,652	$3,344	$3,537

Other changes in plan assets and benefit obligation recognized in other comprehensive loss, before taxes
Net loss (gain)	$1,152	$1,855	$(652)
Prior service cost	146	8	1,981
Amortization of prior service cost	(148)	(139)	(139)
Total recognized in other comprehensive loss	$1,150	$1,724	$1,190
Total recognized in net periodic benefit cost and other comprehensive loss	$4,802	$5,068	$4,727

Weighted-average assumptions as of end of year
Discount rate for benefit obligation	6.00%	6.00%	6.00%
Discount rate for net periodic benefit cost	6.00%	6.00%	5.75%

Estimated Supplemental Retirement Plan Payments and Other Disclosures
The following supplemental retirement plan benefit payments are expected to be paid in the following years ($ in thousands):

Year	Amount
2009	$1,745
2010	2,176
2011	2,269
2012	2,347
2013	2,554
2014 - 2018	14,800

Amounts in accumulated other comprehensive loss expected to be recognized as components of net periodic benefit cost during 2009 include a gain of $250 thousand and prior service cost of $158 thousand.  No amounts related to transition assets or liabilities are expected to be recognized during 2009.

Other Benefit Plans
Defined Contribution Plan
Trustmark provides associates with a self-directed 401(k) retirement plan which allows associates to contribute a percentage of base pay, within limits provided by the Internal Revenue Code and accompanying regulations, into the plan.  Trustmark's contributions to this plan were $5.2 million in 2008, $5.3 million in 2007 and $3.8 million in 2006.

Note 14 – Stock and Incentive Compensation Plans

Trustmark has granted and currently has outstanding, stock and incentive compensation awards subject to the provisions of the 1997 Long Term Incentive Plan (the 1997 Plan) and the 2005 Stock and Incentive Compensation Plan (the 2005 Plan).  New awards have not been issued under the 1997 Plan since it was replaced by the 2005 Plan.  The 2005 Plan is designed to provide flexibility to Trustmark regarding its ability to motivate, attract and retain the services of key associates and directors upon whose judgment, interest and special efforts the successful conduct of its operations is largely dependent.  The 2005 Plan allows Trustmark to make grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and performance units to key associates and directors.  The maximum number of shares of Trustmark’s common stock available for issuance under the 2005 Plan is 5,519,825 shares which equals the sum of (1) 6,000,000 common shares plus (2) the number of outstanding options under the 1997 Plan, which expire or are otherwise terminated or forfeited after May 10, 2005.

Stock Option Grants
Stock option awards under the 2005 Plan are granted with an exercise price equal to the market price of Trustmark’s stock on the date of grant.  Stock options granted under the 2005 Plan vest 20% per year and have a contractual term of seven years.  Stock option awards, which were granted under the 1997 Plan, had an exercise price equal to the market price of Trustmark’s stock on the date of grant, vested equally over four years with a contractual ten-year term.  Compensation expense for stock options granted under these plans is estimated using the fair value of each option granted using the Black-Scholes option-pricing model and is recognized on the straight-line method over the requisite service period.  Stock option-based compensation expense for these plans totaled $858 thousand in 2008, $1.2 million in 2007 and $1.9 million in 2006.  At December 31, 2008, Trustmark had $1.3 million in total compensation expense not yet recognized for nonvested stock option awards.  This unrecognized compensation expense is expected to be recognized over a weighted-average life of 2.0 years.  As reflected in the tables below, no stock options have been granted since 2006, when Trustmark began granting restricted stock awards.

The following table summarizes Trustmark’s stock option activity for 2008, 2007, and 2006:

	2008		2007		2006
		Average		Average		Average
		Option		Option		Option
Options	Shares	Price	Shares	Price	Shares	Price
Outstanding, beginning of year	1,954,360	$25.42	1,996,035	$25.46	2,016,930	$24.44
Granted	-	-	-	-	272,700	31.55
Exercised	(28,150)	21.92	(17,575)	24.97	(233,020)	22.89
Forfeited	(130,036)	24.20	(24,100)	29.17	(60,575)	28.67
Outstanding, end of year	1,796,174	25.57	1,954,360	25.42	1,996,035	25.46

Exercisable, end of year	1,545,174	24.82	1,504,305	24.18	1,242,133	23.47

Aggregate Intrinsic Value
Outstanding, end of year	$597,450		$2,951,605		$15,173,001
Exercisable, end of year	$597,450		$2,951,605		$11,920,289

The total intrinsic value of options exercised was $204 thousand in 2008, $66 thousand in 2007 and $2.0 million in 2006.  The following table presents information on stock options by ranges of exercise prices at December 31, 2008:

Options Outstanding				Options Exercisable
		Weighted-	Weighted-		Weighted-	Weighted-
	Outstanding	Average	Average	Exercisable	Average	Average
Range of	December 31,	Remaining Years	Exercise	December 31,	Remaining Years	Exercise
Exercise Prices	2008	To Expiration	Price	2008	To Expiration	Price
$16.17 - $19.41	169,350	1.4	$18.06	169,350	1.4	$18.06
$19.41 - $22.64	205,725	2.4	21.68	205,725	2.4	21.68
$22.64 - $25.88	577,949	3.1	24.38	577,949	3.1	24.38
$25.88 - $29.11	596,000	4.4	27.73	487,520	5.6	27.61
$29.11 - $32.35	247,150	4.3	31.49	104,630	4.4	31.41
	1,796,174	3.5	25.57	1,545,174	3.9	24.82

The following table reflects the fair value of stock option awards at their grant dates and the weighted-average assumptions which were utilized in the Black-Scholes option-pricing model for 2006.  No stock options were granted during 2007 and 2008.

2006
Fair value of options	$7.28
Risk-free interest rate	5.01%
Expected volatility	25.17%
Expected dividend yield	2.79%
Expected life (in years)	5

Restricted Stock Grants
Performance Awards
Trustmark’s performance awards are granted to Trustmark’s executive and senior management team, as well as Trustmark’s Board of Directors. Performance awards granted vest based on performance goals of return on average tangible equity (ROATE) or return on average equity (ROAE) and total shareholder return (TSR) compared to a defined peer group. Awards based on TSR are valued under SFAS No. 123R utilizing a Monte Carlo simulation to estimate fair value of the awards at the grant date, while ROATE and ROAE awards are valued under SFAS No. 123R, utilizing the fair value of Trustmark’s stock at the grant date based on the estimated number of shares expected to vest. The restriction period for performance awards covers a three-year vesting period.  These awards are recognized on the straight-line method over the requisite service period.  These awards provide for excess shares, if performance measures exceed 100 percent.  Any excess shares are granted at the end of the vesting period and vest over an additional three-year period.  The restricted share agreement provides for voting rights and dividend privileges.

Trustmark recorded compensation expense for performance awards of $2.3 million during 2008, $1.9 million during 2007 and $927 thousand during 2006. At December 31, 2008, Trustmark had $3.4 million in total compensation expense not yet recognized for nonvested performance awards.  This unrecognized compensation expense is expected to be recognized over a weighted-average life of 3.3 years. The following table summarizes Trustmark’s performance award activity during years ended December 31, 2008, 2007 and 2006:

	2008		2007		2006
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Grant-Date		Grant-Date		Grant-Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value
Nonvested shares, beginning of year	162,325	$28.77	89,075	$28.27	26,325	$28.28
Granted	76,464	20.99	75,250	30.13	67,000	28.25
Released from restriction	(26,325)	28.28	-	-	-	-
Forfeited	-	-	(2,000)	28.90	(4,250)	28.25
Nonvested shares, end of year	212,464	27.60	162,325	28.77	89,075	28.27

Time-Vested Awards
Trustmark’s time-vested awards are granted in both employee recruitment and retention and are restricted for thirty-six months from the award dates.  Time-vested awards are valued under SFAS No. 123 utilizing the fair value of Trustmark’s stock at the grant date.  These awards are recognized on the straight-line method over the requisite service period. Trustmark recorded compensation expense for time-vested stock awards of $755 thousand during 2008, $264 thousand during 2007 and $180 thousand during 2006. At December 31, 2008, Trustmark had $1.8 million in total compensation expense not yet recognized for nonvested time-vested awards.  This unrecognized compensation expense is expected to be recognized over a weighted-average life of 2.0 years. The following table summarizes Trustmark’s time-vested award activity during years ended December 31, 2008, 2007 and 2006:

	2008		2007		2006
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Grant-Date		Grant-Date		Grant-Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value
Nonvested shares, beginning of year	50,219	$30.38	61,035	$31.96	-	$-
Granted	100,368	20.94	37,500	29.03	61,035	31.96
Released from Restriction	(200)	26.38	-	-	-	-
Forfeited	(10,444)	28.14	(48,316)	30.54	-	-
Nonvested shares, end of year	139,943	27.58	50,219	30.38	61,035	31.96

Note 15 – Commitments and Contingencies

Lending Related
Trustmark makes commitments to extend credit and issues standby and commercial letters of credit in the normal course of business in order to fulfill the financing needs of its customers.

Commitments to extend credit are agreements to lend money to customers pursuant to certain specified conditions.  Commitments generally have fixed expiration dates or other termination clauses.  Because many of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  Trustmark applies the same credit policies and standards as it does in the lending process when making these commitments.  The collateral obtained is based upon the assessed creditworthiness of the borrower.  At December 31, 2008 and 2007, Trustmark had commitments to extend credit of $1.7 billion and $1.9 billion, respectively.

Standby and commercial letters of credit are conditional commitments issued by Trustmark to insure the performance of a customer to a third party.  Trustmark issues financial and performance standby letters of credit in the normal course of business in order to fulfill the financing needs of its customers.  A financial standby letter of credit irrevocably obligates Trustmark to pay a third-party beneficiary when a customer fails to repay an outstanding loan or debt instrument.  A performance standby letter of credit irrevocably obligates Trustmark to pay a third-party beneficiary when a customer fails to perform some contractual, nonfinancial obligation.  When issuing letters of credit, Trustmark uses essentially the same policies regarding credit risk and collateral which are followed in the lending process. At December 31, 2008 and 2007, Trustmark’s maximum exposure to credit loss in the event of nonperformance by the other party for standby and commercial letters of credit was $170.4 million and $170.7 million, respectively.  These amounts consist primarily of commitments with maturities of less than three years, which have an immaterial carrying value.  Trustmark holds collateral to support standby letters of credit when deemed necessary.  As of December 31, 2008, the fair value of collateral held was $48.0 million.

Lease Commitments
Trustmark currently has operating lease commitments for banking premises and equipment, which expire from 2009 to 2028.  It is expected that certain leases will be renewed, or equipment replaced, as leases expire.  Rental expense totaled $6.3 million in 2008, $5.7 million in 2007 and $4.7 million in 2006. At December 31, 2007, future minimum rental commitments under noncancellable operating leases are as follows ($ in thousands):

Year	Amount
2009	$4,334
2010	3,448
2011	2,326
2012	1,605
2013	1,286
Thereafter	7,108
Total	$20,107

Legal Proceedings
Trustmark and its subsidiaries are parties to lawsuits and other claims that arise in the ordinary course of business.  Some of the lawsuits assert claims related to lending, collection, servicing, investment, trust and other business activities, and some of the lawsuits allege substantial claims for damages.  The cases are being vigorously contested.  In the regular course of business, Management evaluates estimated losses or costs related to litigation, and provision is made for anticipated losses whenever Management believes that such losses are probable and can be reasonably estimated.  At the present time, Management believes, based on the advice of legal counsel and Management’s evaluation, that the final resolution of pending legal proceedings will not have a material impact on Trustmark’s consolidated financial position or results of operations; however, Management is unable to estimate a range of potential loss on these matters because of the nature of the legal environments in states where Trustmark conducts business.

Note 16 – Shareholders' Equity

Preferred Stock
On November 21, 2008, Trustmark issued a total of 215,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (no par) liquidation preference $1,000 per share, (Senior Preferred) to the United States Department of the Treasury (Treasury) in a private placement transaction as part of the Troubled Assets Relief Program Capital Purchase Program, a voluntary initiative for U.S. financial institutions designed to support the economy by increasing financing to businesses and consumers.  In the same transaction, Trustmark also issued to the Treasury a warrant to purchase 1,647,931 shares of Trustmark’s common stock at an exercise price of $19.57 per share.

The Senior Preferred pays cumulative dividends at the rate of 5.00% of the liquidation preference per year, payable on February 15, May 15, August 15 and November 15 of each year, in arrears, until, but excluding, February 15, 2014, and from that date thereafter at the rate of 9.00% of the liquidation preference per year.  The term of the Senior Preferred is perpetual.  Trustmark may not redeem the Senior Preferred prior to February 15, 2012, unless the Senior Preferred is redeemed with the proceeds of an offering of perpetual preferred stock or common stock that (1) qualifies as Tier 1 Capital for bank regulatory purposes and (2) results in gross proceeds to Trustmark of not less than $53.8 million.  Any redemption of the Senior Preferred will be at $1,000 per share plus any accrued and unpaid dividends and shall be subject to the approval of Trustmark’s primary federal banking regulator, the Board of Governors of the Federal Reserve System.

Prior to November 21, 2011, unless Trustmark has redeemed the Senior Preferred or the Treasury has transferred all of its shares of the Senior Preferred to a third party, the consent of Treasury will be required for Trustmark to declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.23 per share of common stock) or (ii) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the purchase agreement for the Senior Preferred.

Under Trustmark’s Articles of Incorporation, as amended, the board of directors of Trustmark has the authority, without further shareholder action; to issue a maximum of 20,000,000 shares of preferred stock, in one or more series, with such terms and for such consideration as may be fixed by the board of directors.  No preferred shares are currently issued and outstanding, other than the 215,000 shares of Trustmark’s Senior Preferred mentioned above.

Regulatory Capital
Trustmark and TNB are subject to minimum capital requirements which are administered by various federal regulatory agencies.  These capital requirements, as defined by federal guidelines, involve quantitative and qualitative measures of assets, liabilities and certain off-balance sheet instruments.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional, discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements of Trustmark and TNB.  As of December 31, 2008, Trustmark and TNB have exceeded all of the minimum capital standards for the parent company and its primary banking subsidiary as established by regulatory requirements.  In addition, TNB has met applicable regulatory guidelines to be considered well-capitalized at December 31, 2008.  To be categorized in this manner, TNB must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the accompanying table.  There are no significant conditions or events that have occurred since December 31, 2008, which Management believes have affected TNB's present classification.

Trustmark's and TNB's actual regulatory capital amounts and ratios are presented in the table below ($ in thousands):

					Minimum Regulatory
	Actual		Minimum Regulatory		Provision to be
	Regulatory Capital		Capital Required		Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
At December 31, 2008:
Total Capital (to Risk Weighted Assets)
Trustmark Corporation	$1,090,335	14.95%	$583,571	8.00%	n/a	n/a
Trustmark National Bank	1,045,769	14.52%	576,082	8.00%	$720,102	10.00%

Tier 1 Capital (to Risk Weighted Assets)
Trustmark Corporation	$949,365	13.01%	$291,785	4.00%	n/a	n/a
Trustmark National Bank	909,370	12.63%	288,041	4.00%	$432,061	6.00%

Tier 1 Capital (to Average Assets)
Trustmark Corporation	$949,365	10.42%	$273,353	3.00%	n/a	n/a
Trustmark National Bank	909,370	10.13%	269,197	3.00%	$448,662	5.00%

At December 31, 2007:
Total Capital (to Risk Weighted Assets)
Trustmark Corporation	$805,649	10.93%	$589,509	8.00%	n/a	n/a
Trustmark National Bank	781,725	10.75%	581,482	8.00%	$726,852	10.00%

Tier 1 Capital (to Risk Weighted Assets)
Trustmark Corporation	$676,089	9.17%	$294,755	4.00%	n/a	n/a
Trustmark National Bank	658,059	9.05%	290,741	4.00%	$436,111	6.00%

Tier 1 Capital (to Average Assets)
Trustmark Corporation	$676,089	7.86%	$257,950	3.00%	n/a	n/a
Trustmark National Bank	658,059	7.79%	253,425	3.00%	$422,375	5.00%

Dividends
Dividends paid by Trustmark are substantially funded from dividends received from TNB.  Approval by TNB's regulators is required if the total of all dividends declared in any calendar year exceeds the total of its net income for that year combined with its retained net income of the preceding two years.  TNB will have available in 2009 approximately $44.5 million plus its net income for that year to pay as dividends.

Prior to November 21, 2011, unless Trustmark has redeemed the Senior Preferred stock or the Treasury has transferred all of its shares of the Senior Preferred to a third party, the consent of Treasury will be required for Trustmark to declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.23 per share of common stock).

Common Stock Repurchase Program
Trustmark did not repurchase any common shares during 2008 and currently has no remaining authorization for repurchase of its common stock.  Since 1998, capital management plans adopted by Trustmark repurchased approximately 22.7 million shares for $518.1 million.  At the present time, Management is not expected to seek additional authorization from the Board of Directors to repurchase shares.

Due to Trustmark’s participation in the Treasury’s Capital Purchase Program, Trustmark must receive the consent of the Treasury in order to redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the purchase agreement for the Senior Preferred, unless Trustmark has redeemed the Senior Preferred or the Treasury has transferred all of its shares of the Senior Preferred to a third party.

Accumulated Other Comprehensive Loss
The following table presents the components of accumulated other comprehensive loss and the related tax effects allocated to each component for the years ended December 31, 2008, 2007 and 2006 ($ in thousands):

			Accumulated
			Other
	Before-Tax	Tax	Comprehensive
	Amount	Effect	Loss
Balance, January 1, 2006	$(21,526)	$8,214	$(13,312)
Unrealized gains on available for sale securities:
Unrealized holding gains arising during period	6,935	(2,653)	4,282
Less: adjustment for net gains realized in net income	(1,922)	735	(1,187)
Pension and other postretirement benefit plans:
Net prior service costs arising during the period	1,415	(541)	874
Net loss arising during the period	(18,257)	6,983	(11,274)
Balance, December 31, 2006	(33,355)	12,738	(20,617)
Unrealized gains on available for sale securities:
Unrealized holding gains arising during period	10,358	(3,962)	6,396
Less: adjustment for net gains realized in net income	(112)	43	(69)
Pension and other postretirement benefit plans:
Net prior service credits arising during the period	(379)	145	(234)
Net gain arising during the period	118	(45)	73
Balance, December 31, 2007	(23,370)	8,919	(14,451)
Unrealized gains on available for sale securities:
Unrealized holding gains arising during period	31,420	(12,018)	19,402
Less: adjustment for net gains realized in net income	(505)	193	(312)
Pension and other postretirement benefit plans:		-
Net prior service credits arising during the period	(730)	279	(451)
Net loss arising during the period	(30,615)	11,710	(18,905)
Balance, December 31, 2008	$(23,800)	$9,083	$(14,717)

Note 17 – Fair Value

Financial Instruments Measured at Fair Value
On January 1, 2008, Trustmark adopted SFAS No. 157 which established a framework for measuring fair value in generally accepted accounting principles and expanded disclosures about fair value measurements.  In accordance with FSP No. 157-2, “Effective Date of FASB Statement No. 157,” Trustmark will defer application of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities until January 1, 2009.  The application of SFAS No. 157 in situations where the market for a financial asset is not active was clarified by the issuance of FSP No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” in October 2008.  FSP No. 157-3 became effective for Trustmark’s interim financial statements as of September 30, 2008 and did not significantly impact the methods by which Trustmark determines the fair value of its financial assets.

Trustmark measures a portion of its assets and liabilities on a fair value basis. Fair value is used for certain assets and liabilities in which fair value is the primary basis of accounting. Examples of these include derivative instruments, available for sale securities, loans held for sale and MSR. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, Trustmark uses various valuation techniques and assumptions when estimating fair value, which are in accordance with SFAS No. 157.

In accordance with SFAS No. 157, Trustmark groups its assets and liabilities carried at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of assumptions used to determine fair value.  These levels are:

Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2 – Valuation is based upon quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active.
Level 3 – Valuation is based on significant valuation assumptions that are not readily observable in the market.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at and/or marked to fair value, Trustmark considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. When possible, Trustmark looks to active and observable markets to price identical assets or liabilities. When identical assets and liabilities are not traded in active markets, Trustmark looks to observable market data of similar assets and liabilities. Nevertheless, certain assets and liabilities are not actively traded in observable markets and Trustmark must use alternative valuation techniques to derive a fair value measurement.

The methodologies Trustmark uses in determining the fair values are based primarily on the use of independent, market-based data to reflect a value that would be reasonably expected upon exchange of the position in an orderly transaction between market participants at the measurement date.  The large majority of assets that are stated at fair value are of a nature that can be valued using prices or inputs that are readily observable through a variety of independent data providers.  The providers selected by Trustmark for fair valuation data are widely recognized and accepted vendors whose evaluations support the pricing functions of financial institutions, investment and mutual funds, and portfolio managers.  Trustmark has documented and evaluated the pricing methodologies used by the vendors and has maintained internal processes that regularly test valuations for anomalies.

Mortgage loan commitments are valued based on the securities prices of similar collateral, term, rate and delivery for which the loan is eligible to deliver in place of the particular security.  Trustmark acquires a broad array of mortgage security prices that are supplied by a market data vendor, which in turn accumulates prices from a broad list of securities dealers.  Prices are processed through a mortgage pipeline management system that accumulates and segregates all loan commitment and forward-sale transactions according to the similarity of various characteristics (maturity, term, rate, and collateral).  Prices are matched to those positions that are deemed to be an eligible substitute or offset (i.e. “deliverable”) for a corresponding security observed in the market place.

Trustmark uses an independent valuation firm to estimate fair value of MSR through the use of prevailing market participant assumptions and market participant valuation processes.  This valuation is periodically tested and validated against other third-party firm valuations.

At this time, Trustmark presents no fair values that are derived through internal modeling.  Should positions requiring fair valuation arise that are not relevant to existing methodologies, Trustmark will make every reasonable effort to obtain market participant assumptions, or independent evaluation.

The following table presents financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 ($ in thousands):

	Total	Level 1	Level 2	Level 3
Securities available for sale	$1,542,841	$6,525	$1,536,316	$-
Loans held for sale	238,265	-	238,265	-
Mortgage servicing rights	42,882	-	-	42,882
Other assets - derivatives	12,504	11,071	-	1,433
Other liabilities - derivatives	7,367	4,635	2,732	-

The changes in Level 3 assets measured at fair value on a recurring basis as of December 31, 2008 are summarized as follows ($ in thousands):

	Other Assets - Derivatives	MSR
Balance, beginning of period	$198	$67,192
Total net gains (losses) included in net income	3,629	(43,825)
Purchases, sales, issuances and settlements, net	(2,394)	19,515
Balance, end of period	$1,433	$42,882

The amount of total gains (losses) for the period included in earnings that are attributable to the change in unrealized gains or losses still held at December 31, 2008	$1,337	$(34,838)

Trustmark may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. Assets at December 31, 2008 which have been measured at fair value on a nonrecurring basis include impaired loans.  Loans for which it is probable Trustmark will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, Management measures impairment in accordance with SFAS No. 114.  Specific allowances for impaired loans are based on comparisons of the recorded carrying values of the loans to the present value of the estimated cash flows of these loans at each loan’s original effective interest rate, the fair value of the collateral or the observable market prices of the loans. At December 31, 2008, Trustmark had outstanding balances of $56.9 million in impaired loans that were specifically identified for evaluation in accordance with SFAS No. 114 and were charged down to net realizable value based on the fair value of the collateral or other unobservable input.  These impaired loans are classified as Level 3 in the fair value hierarchy.

Certain nonfinancial assets and nonfinancial liabilities measured at fair value on a recurring basis include reporting units measured at fair value in the first step of a goodwill impairment test, as well as intangible assets.  As stated above, SFAS No. 157 will be applicable to these fair value measurements beginning January 1, 2009.

Fair Value of Financial Instruments
The carrying amounts and estimated fair values of financial instruments at December 31, 2008 and 2007, are as follows ($ in thousands):

	2008		2007
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value
Financial Assets:
Cash and short-term investments	$281,331	$281,331	$310,980	$310,980
Securities available for sale	1,542,841	1,542,841	442,345	442,345
Securities held to maturity	259,629	264,039	275,096	276,631
Loans held for sale	238,265	238,265	147,508	147,508
Net loans	6,627,481	6,718,049	6,960,941	6,990,354
Other assets - derivatives	12,504	12,504	1,839	1,839

Financial Liabilities:
Deposits	6,823,870	6,831,950	6,869,272	6,876,805
Short-term liabilities	1,542,087	1,542,087	935,117	935,117
Subordinated notes	49,741	39,765	49,709	48,125
Junior subordinated debt securities	70,104	24,969	70,104	70,104
Other liabilities - derivatives	7,367	7,367	1,727	1,727

The methodology and significant assumptions used in estimating the fair values presented above are as follows:

In cases where quoted market prices are not available, fair values are generally based on estimates using present value techniques.  These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  In that regard, the derived fair value estimates for those assets or liabilities cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments.  The estimated fair value of financial instruments with immediate and shorter-term maturities (generally 90 days or less) is assumed to be the same as the recorded book value.  All nonfinancial instruments, by definition, have been excluded from these disclosure requirements.  Accordingly, the aggregate fair value amounts presented do not represent the underlying value of Trustmark.

Cash and Short-Term Investments
The carrying amounts for cash and due from banks and short-term investments (federal funds sold and securities purchased under reverse repurchase agreements) approximate fair values due to their immediate and shorter-term maturities.

Securities
Estimated fair values for securities available for sale and securities held to maturity are based on quoted market prices where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments.

Loans Held for Sale
The fair value of loans held for sale is based on independent quoted market prices, where available, or the prices for other mortgage whole loans with similar characteristics.

Loans
The fair values of loans are estimated for portfolios of loans with similar financial characteristics.  For variable rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values of certain mortgage loans, such as 1-4 family residential properties, are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair values of other types of loans are estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits
The fair values of deposits with no stated maturity, such as noninterest-bearing demand deposits, NOW accounts, MMDA products and savings accounts are, by definition, equal to the amount payable on demand, which is the carrying value. Fair values for certificates of deposit are based on the discounted value of contractual cash flows.  The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Other Assets and Other Liabilities – Derivatives
The fair value of derivatives used to hedge MSR (futures and exchange-traded written and purchased options) is based on quoted prices from a recognized exchange.  The fair value of interest rate lock commitments utilizes a valuation model which recognizes the full fair value of the ultimate loan adjusted for estimated fallout and estimated cost assumptions a market participant would use to convert the lock into a loan in addition to expected net future cash flows related to loan servicing activities.  Forward sales contracts are derivative instruments whose fair value is determined based on independent quoted market prices, where available, or the prices for other mortgage whole loans with similar characteristics.

Short-Term Liabilities
The carrying amounts for federal funds purchased, securities sold under repurchase agreements and other borrowings approximate their fair values.

Subordinated Notes
Fair value equals quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar subordinated notes.

Junior Subordinated Debt Securities
Fair value equals quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar junior subordinated debt securities.

Off-Balance Sheet Instruments
The fair values of loan commitments and letters of credit approximate the fees currently charged for similar agreements or the estimated cost to terminate or otherwise settle similar obligations.  The fees associated with these financial instruments, or the estimated cost to terminate, as applicable, are immaterial.

Note 18 – Derivative Financial Instruments

As part of Trustmark’s risk management strategy in the mortgage banking area, derivative instruments such as interest rate lock commitments and forward sales contracts are utilized.  Rate lock commitments are residential mortgage loan commitments with customers, which guarantee a specified interest rate for a specified time period.  Trustmark’s obligations under forward contracts consist of commitments to deliver mortgage loans, originated and/or purchased, in the secondary market at a future date. These derivative instruments are designated as fair value hedges for certain of these transactions that qualify as fair value hedges under SFAS No. 133. Trustmark’s off-balance sheet obligations under these derivative instruments totaled $583.4 million at December 31, 2008, with a valuation adjustment of negative $1.2 million, compared to $211.3 million, with a valuation adjustment of negative $686 thousand as of December 31, 2007.

Trustmark utilizes derivative instruments to offset changes in the fair value of MSR attributable to changes in interest rates.  Changes in the fair value of the derivative instrument are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR.  MSR fair values represent the effect of present value decay and the effect of changes in interest rates.  Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR attributable to market changes.  During 2008, the impact of implementing this strategy resulted in a net positive ineffectiveness from hedging of $11.1 million compared with a net positive ineffectiveness of $1.2 million during 2007.

Interest rate swaps are derivative instruments under which two parties agree to make interest payments on a notional principal amount.  In a generic swap, one party pays a fixed interest rate and receives a floating interest rate, while the other party receives a fixed interest rate and pays a floating interest rate.  During 2006, Trustmark’s remaining interest rate swaps matured.  These swaps, which had been designated as fair value hedges, were originally initiated to mitigate the effects of further changes in the fair value of specific, noncallable, nonprepayable, fixed rate advances from the FHLB by agreeing to pay a floating interest rate tied to LIBOR.

Trustmark has utilized an interest rate risk strategy that included caps and floors.  The intent of utilizing these derivative instruments was to reduce the risk associated with the effects of significant movements in interest rates.  Caps and floors, which are not designated as hedging instruments, are options linked to a notional principal amount and an underlying indexed interest rate.  Exposure to loss on these options will increase or decrease as interest rates fluctuate.  Trustmark’s interest rate cap contracts matured in 2006. Trustmark did not hold any interest rate floor contracts during the years presented.

Note 19 – Segment Information

During the first quarter of 2009, Trustmark realigned its management reporting structure to include three segments: General Banking, Wealth Management and Insurance.  Beginning in 2009, Management began making its strategic decisions about General Banking as a segment that also included the former Administration segment.  The decision to include the previously separate Administration segment within General Banking was based on the fact that the operations of the primary component of the Administration segment, Treasury, are solely dependent on the existence of the General Banking operations.  The decision to include the previously separate Administration segment within General Banking was also based on the fact that the vast majority of the resources in the other components of Administration (which comprise Executive Administration, Corporate Finance, and Human Resources) have historically primarily supported the General Banking segment. Wealth Management provides customized solutions for affluent customers by integrating financial services with traditional banking products and services such as private banking, money management, full-service brokerage, financial planning, personal and institutional trust and retirement services.  In addition, Wealth Management provides life insurance and risk management services through TRMK Risk Management, Incorporated, a wholly owned subsidiary of Trustmark National Bank (TNB).  Insurance includes two wholly owned subsidiaries of TNB:  The Bottrell Insurance Agency and Fisher-Brown, Incorporated.  Through Bottrell and Fisher-Brown, Trustmark provides a full range of retail insurance products including commercial risk management products, bonding, group benefits and personal lines coverage.

The accounting policies of each reportable segment are the same as those of Trustmark except for its internal allocations. Noninterest expenses for back-office operations support are allocated to segments based on estimated uses of those services. Trustmark measures the net interest income of its business segments with a process that assigns cost of funds or earnings credit on a matched-term basis.  This process, called "funds transfer pricing", charges an appropriate cost of funds to assets held by a business unit, or credits the business unit for potential earnings for carrying liabilities.  The net of these charges and credits flows through to the General Banking segment, which contains the management team responsible for determining the bank's funding and interest rate risk strategies.   During 2006 and 2007, Trustmark updated its estimates for probable losses resulting from Hurricane Katrina and released pretax provision for loan losses of $7.8 million and $642 thousand, respectively, as seen in the General Banking Division.

The following table discloses financial information by reportable segment for the periods ended December 31, 2008, 2007 and 2006 ($ in thousands).

	General Banking Division	Insurance Division	Wealth Mgt. Division	Total
For the year ended December 31, 2008
Net interest income from external customers	$314,143	$-	$5,017	$319,160
Internal funding	717	224	(941)	-
Net interest income	314,860	224	4,076	319,160
Provision for loan losses	76,435	-	(23)	76,412
Net interest income after provision for loan losses	238,425	224	4,099	242,748
Noninterest income	116,141	32,544	28,573	177,258
Noninterest expense	238,646	24,133	20,940	283,719
Income before income taxes	115,920	8,635	11,732	136,287
Income taxes	36,449	3,258	4,163	43,870
Segment net income	$79,471	$5,377	$7,569	$92,417

Selected Financial Information
Average assets	$9,012,458	$20,489	$98,240	$9,131,187
Depreciation and amortization	$26,150	$433	$331	$26,914

For the year ended December 31, 2007
Net interest income (expense) from external customers	$295,839	$(3)	$4,947	$300,783
Internal funding	922	-	(922)	-
Net interest income (expense)	296,761	(3)	4,025	300,783
Provision for loan losses	23,780	-	4	23,784
Net interest income (expense) after provision for loan losses	272,981	(3)	4,021	276,999
Noninterest income	100,440	35,574	26,433	162,447
Noninterest expense	232,316	24,285	19,848	276,449
Income before income taxes	141,105	11,286	10,606	162,997
Income taxes	46,268	4,378	3,756	54,402
Segment net income	$94,837	$6,908	$6,850	$108,595

Selected Financial Information
Average assets	$8,733,634	$21,670	$90,533	$8,845,837
Depreciation and amortization	$26,973	$407	$383	$27,763

For the year ended December 31, 2006
Net interest income (expense) from external customers	$276,027	$(8)	$4,552	$280,571
Internal funding	470	-	(470)	-
Net interest income (expense)	276,497	(8)	4,082	280,571
Provision for loan losses	(5,939)	-	1	(5,938)
Net interest income (expense) after provision for loan losses	282,436	(8)	4,081	286,509
Noninterest income	97,153	34,279	23,696	155,128
Noninterest expense	218,208	23,384	18,888	260,480
Income before income taxes	161,381	10,887	8,889	181,157
Income taxes	54,419	4,224	3,241	61,884
Segment net income	$106,962	$6,663	$5,648	$119,273

Selected Financial Information
Average assets	$8,313,728	$25,065	$88,695	$8,427,488
Depreciation and amortization	$25,875	$392	$422	$26,689

Note 20 – Parent Company Only Financial Information
($ in thousands)

Condensed Balance Sheets		December 31,
Assets:		2008	2007
Investment in banks		$1,225,505	$987,365
Other assets		23,633	9,778
Total Assets		$1,249,138	$997,143

Liabilities and Shareholders' Equity:
Accrued expense		$568	$403
Borrowings		-	7,000
Junior subordinated debt securities		70,104	70,104
Shareholders' equity		1,178,466	919,636
Total Liabilities and Shareholders' Equity		$1,249,138	$997,143

Condensed Statements of Income	Years Ended December 31,
Revenue:	2008	2007	2006
Dividends received from banks	$65,558	$96,228	$85,741
Earnings of subsidiaries over distributions	29,468	15,922	34,238
Other income	241	326	1,862
Total Revenue	95,267	112,476	121,841
Expense:
Interest expense	181	444	628
Other expense	2,669	3,437	1,940
Total Expense	2,850	3,881	2,568
Net Income	92,417	108,595	119,273
Preferred stock dividends	1,165	-	-
Accretion of discount on preferred stock	188	-	-
Net Income Available to Common Shareholders	$91,064	$108,595	$119,273

Condensed Statements of Cash Flows	Years Ended December 31,
Operating Activities:	2008	2007	2006
Net income	$92,417	$108,595	$119,273
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in investment in subsidiaries	(29,468)	(15,922)	(34,238)
Other	342	(583)	1,043
Net cash provided by operating activities	63,291	92,090	86,078

Investing Activities:
Payment for investments in subsidiaries	(205,000)	-	(212,669)
Proceeds from maturities of securities available for sale	4,002	3,172	-
Proceeds from sales of securities available for sale	-	-	15,409
Purchases of securities available for sale	(1,531)	(7,167)	-
Proceeds from sale of other assets	-	3,550	-
Net cash used in investing activities	(202,529)	(445)	(197,260)

Financing Activities:
Proceeds from line of credit	-	17,000	-
Repayments of line of credit	(7,000)	(21,000)	-
Proceeds from issuance of junior subordinated debt securities	-	-	70,104
Proceeds from issuance of preferred stock and warrant	215,000	-	-
Cash dividends	(53,022)	(51,472)	(48,634)
Common stock transactions, net	765	(38,410)	90,336
Net cash provided by (used in) financing activities	155,743	(93,882)	111,806
Increase (decrease) in cash and cash equivalents	16,505	(2,237)	624
Cash and cash equivalents at beginning of year	2,973	5,210	4,586
Cash and cash equivalents at end of year	$19,478	$2,973	$5,210

Trustmark (parent company only) paid income taxes of approximately $56.9 million in 2008, $53.9 million in 2007 and $56.3 million in 2006. Interest paid was $220 thousand during 2008, $511 thousand during 2007 and $523 thousand for 2006.